Parker Drilling Reports Fourth Quarter 2011 Results

HOUSTON, Feb. 23, 2012 /PRNewswire/ -- Parker Drilling (NYSE: PKD), a drilling contractor and service provider, today reported results for the period ended December 31, 2011. The Company's results for the 2011 fourth quarter include a net loss of $90.2 million or $0.77 per diluted share on revenues of $181.1 million, compared with a net loss of $13.4 million or $0.12 per diluted share on revenues of $173.3 million for the 2010 fourth quarter. (Net income or loss represents the amount attributable to Parker Drilling Company.)

Results for the 2011 fourth quarter include the impact of a previously disclosed non-cash asset impairment charge that decreased earnings by $109.1 million or $0.94 per fully diluted share. Excluding the effects of the impairment charge and other non-routine items, the Company reported 2011 fourth quarter net income of $20.2 million or $0.17 per diluted share compared with similarly adjusted 2010 fourth quarter net income of $1.5 million or $0.01 per diluted share. Adjusted EBITDA, excluding non-routine items, was $66.7 million, compared with $48.0 million for the prior year's fourth quarter.

"We produced solid growth in revenues and achieved a 37 percent increase in operating gross margin and a 39 percent increase in adjusted EBITDA this quarter," said Parker Drilling President and Chief Executive Officer, David Mannon. "Our Rental Tools business continued to respond to the shifting focus of U.S. drilling activity while investing in inventory to meet the growing needs of land and offshore customers. The U.S. Barge Drilling business achieved a higher average dayrate despite a moderate reduction in rig fleet utilization, while our International Drilling operations benefited from a higher fleet average dayrate and the addition of an Operations & Maintenance contract." Mannon continued, "Our efforts to introduce new drilling technology to the Alaskan North Slope have taken more time and a larger investment than we had anticipated. As reported earlier and reflected in both our fourth quarter and full year results, we recorded an impairment charge related to the two new-design rigs developed for this purpose."

Fourth Quarter Highlights

  Parker's Rental Tools segment continued to grow revenues and segment gross margin, setting records for both measures, driven by increased demand for our rental equipment in oil and liquids-rich gas drilling markets. (Segment gross margin excludes depreciation and amortization expense.)
  The Company's U.S. Barge Drilling segment achieved a significant increase in fleet average dayrate and maintained its position as the leading contractor in its market.
  The Technical Services segment advanced its development work on the Exxon Neftegas Limited (ENL) Berkut platform project, transitioning from engineering and design activities to oversight of shipyard construction of the drilling package.

"Our business outlook remains driven by the growing needs for the services, operational efficiency and safety we deliver to our customers. Though there are concerns about the impact of low domestic natural gas prices on U.S. drilling, the shift to oil and liquids-rich directed drilling continues to require a growing amount of drill pipe and related equipment. In addition, oil-directed drilling continues to sustain activity in the coastal waters of the Gulf of Mexico. The industry's increased spending to develop oil and gas resources worldwide is expected to lead to more drilling activity and an expanded reach into challenging environments that require fit-for-purpose drilling solutions. We believe these trends will benefit Parker's U.S. and international operations," commented Mannon.

Fourth Quarter Review

Parker's revenues for the 2011 fourth quarter were $181.1 million compared with 2010 fourth quarter revenues of $173.3 million. The Company's 2011 fourth quarter gross margin, before depreciation and amortization expense, was $74.0 million compared with 2010 fourth quarter gross margin of $54.2 million, and gross margin as a percentage of revenues increased to 40.9 percent from 31.3 percent. The 2011 fourth quarter results reflect the impact of a $170.0 million pretax ($109.1 million after tax) impairment charge for the Arctic Alaska Drilling Units (AADUs) and other non-routine expenses, which include those related to the ongoing U.S. regulatory investigations and Parker's internal review regarding possible violations of the Foreign Corrupt Practices Act and other laws. These non-routine expenses reduced after-tax earnings by $110.4 million, or $0.95 per diluted share. The results for the 2010 fourth quarter include non-routine, after-tax expenses of $14.9 million or $0.13 per diluted share. Details of the non-routine items are provided in the attached financial tables.

At year end the Company updated the composition of its reported business segments. The updated segment structure aligns more closely with recent changes in the Company's organizational structure and management responsibilities. Prior period amounts have been revised to reflect this change. Following is a review of segment results for the 2011 fourth quarter with comparisons to results for the 2010 fourth quarter.

  Rental Tools revenues increased 30 percent to $63.9 million from $49.3 million, segment gross margin rose to $43.9 million from $32.8 million, and segment gross margin as a percent of revenues rose to 68.8 percent from 66.4 percent.  Demand for drill pipe and related products for U.S. drilling applications continued to expand.  The impact of the growth in drilling for oil and liquids-rich natural gas more than offset the impact from slowing in dry gas focused activity.  Parker's Rental Tools operation continued to actively position products across its locations to efficiently serve customer needs and maintain effective asset utilization. In addition, the level of international and deepwater Gulf of Mexico placements continued to grow.
  U.S. Barge Drilling segment revenues increased 19 percent to $22.9 million from $19.2 million, segment gross margin rose to $6.4 million from $5.7 million, and segment gross margin as a percent of revenues was 27.9 percent compared with 29.5 percent. The revenue increase was driven by a higher average dayrate for the barge rig fleet, as the average dayrate rose 32 percent to $27,700 for the 2011 fourth quarter from $21,000 for the 2010 fourth quarter.  Nevertheless, overall fleet utilization declined as the barge rigs with the deepest drilling capabilities were each idle for some time during the quarter as they awaited other deep drilling opportunities.  For the quarter, the business had an average of 8.6 barge rigs employed, compared with an average of 9.5 barge rigs employed in the 2010 fourth quarter.
  The U.S. Drilling segment includes two rigs located in Alaska that are expected to begin working in 2012 and one available land rig.  During 2011 and 2010, the Alaska rigs were undergoing construction and commissioning and the available land rig was idle.  As a result, this segment earned no revenues in 2011 and prior years.  The segment had operating costs in 2011 and 2010 that consisted of expenses incurred in preparation for future activities in Alaska, consisting primarily of costs for labor, training and facility leases.
  The International Drilling segment includes the results from drilling activities performed utilizing Parker-owned rigs as well as customer-owned rigs on Operations & Maintenance (O&M) contracts.  Segment revenues increased 22 percent to $89.2 million from $73.1 million, segment gross margin rose to $23.6 million compared with $15.0 million, and segment gross margin as a percent of revenues improved to 26.4 percent from 20.6 percent.  Revenues rose as a result of a higher average dayrate for the Parker-owned rig fleet and an increase in project-related revenues from O&M contracts.  These were partially offset by the impact of a lower active rig count.
    Average rig fleet utilization for the 2011 fourth quarter was 51 percent, compared with 48 percent for the prior year's fourth quarter.  Three rigs located in the Eastern Hemisphere region were removed from the active rig fleet at year-end 2010, reducing the region's fleet to 16 and Parker's overall international fleet to 26 rigs. Adjusted for this change, the prior year's rig fleet utilization was 54 percent.  For the 2011 fourth quarter, the ten-rig Latin America regional fleet operated at 80 percent average utilization and the sixteen-rig Eastern Hemisphere regional fleet operated at 33 percent average utilization.  (Additional rig fleet information is available on Parker's website).
    The segment realized higher O&M contract revenues due to the 2011 addition of the Coral Sea project and higher reimbursables for the ENL-operated Sakhalin Island projects.
  The Technical Services segment includes results from engineering related activities primarily focused on providing technological solutions to customers' drilling projects.  The segment's 2011 fourth quarter revenues decreased 45 percent to $5.1 million from $9.3 million for the prior year's fourth quarter.  Segment gross margin increased to $0.8 million from a $0.1 million loss. The revenue decrease was primarily due to the completion of the Liberty project in early 2011, partially offset by contributions from additional engineering projects.  The earnings improvement was primarily due to the additional engineering projects.
  Construction Contract segment recorded no revenues or segment gross margin for the 2011 fourth quarter, compared with $22.4 million of revenues and $0.9 million of segment gross margin in the prior year's fourth quarter.  The construction contract for the Liberty rig ended in the 2011 first quarter and project-related work since then has been included in the Technical Services segment.

2011 Year Summary

The Company's results for the 2011 year included a net loss of $50.5 million or $0.43 per diluted share on revenues of $686.6 million, compared with a net loss of $14.5 million or $0.13 per diluted share on revenues of $659.5 million for 2010. Results for the 2011 year include the impact of a previously disclosed impairment charge and other non-routine items. Excluding these, the Company reported 2011 net income of $62.9 million or $0.54 per diluted share compared with similarly adjusted 2010 net income of $8.6 million or $0.08 per diluted share. Adjusted EBITDA, excluding non-routine items, was $242.6 million, compared with $163.4 million for the prior year.

Cash Flow and Capitalization

Capital expenditures were $48.5 million for the 2011 fourth quarter and $190.4 million for the 2011 year. Capital expenditures for the 2011 year include $77.9 million for the construction of the AADUs and $61.5 million for the purchase of tubular goods and other rental equipment.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. CST (11:00 a.m. EST) on Thursday, February 23, 2012, to discuss its reported results. Those interested in listening to the call by telephone may do so by dialing (480) 629-9819. The call can also be accessed through the Investor Relations section of the Company's website at http://www.parkerdrilling.com. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone from Feb. 23 through Mar. 1 by dialing (303) 590-3030 and using the access code 4510634#.

Cautionary Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rig utilization and dayrates; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs for operation; the strengthening of the Company's financial position; increases in market share; outcomes of legal proceedings and investigations; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions that could adversely affect market conditions, fluctuations in oil and natural gas prices that could reduce the demand for drilling services, changes in laws or government regulations that could adversely affect the cost of doing business, our ability to refinance our debt and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. See "Risk Factors" in the Company's Annual Report filed on Form 10-K and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Description

Parker Drilling (NYSE: PKD) provides high-performance contract drilling solutions, rental tools and project management services to the energy industry. Parker's rig fleet includes 24 land rigs and two offshore barge rigs operating in international locations, 13 barge rigs operating in the U.S. Gulf of Mexico, one land rig located in the U.S., and two land rigs in Alaska undergoing commissioning. The Company's rental tools business supplies premium equipment to operators on land and offshore in the U.S. and select international markets. Parker also performs contract drilling for customer-owned rigs and provides technical services addressing drilling challenges for E&P customers worldwide. More information about Parker Drilling can be found at http://www.parkerdrilling.com. Included in the Investor Relations section of the Company's website are operating status reports for Parker Drilling's Rental Tools segment and its international and U.S. rig fleets, updated monthly.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets

	December 31, 2011	December 31, 2010
	(Unaudited)
ASSETS	(Dollars in Thousands)
CURRENT ASSETS
Cash and Cash Equivalents	$ 97,869	$ 51,431
Accounts and Notes Receivable, Net	183,923	168,876
Rig Materials and Supplies	29,947	25,527
Deferred Costs	3,249	2,229
Deferred Income Taxes	6,650	9,278
Assets held for sale	5,315	5,287
Other Current Assets	40,660	105,496
TOTAL CURRENT ASSETS	367,613	368,124

PROPERTY, PLANT AND EQUIPMENT, NET	719,809	816,147

OTHER ASSETS
Deferred Income Taxes	108,311	61,016
Other Assets	20,513	29,268
TOTAL OTHER ASSETS	128,824	90,284

TOTAL ASSETS	$ 1,216,246	$ 1,274,555

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$ 145,723	$ 12,000
Accounts Payable and Accrued Liabilities	140,087	163,263
TOTAL CURRENT LIABILITIES	285,810	175,263

LONG-TERM DEBT	337,000	460,862

LONG-TERM DEFERRED TAX LIABILITY	15,934	20,171

OTHER LONG-TERM LIABILITIES	33,452	30,193

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	544,606	588,313
Noncontrolling interest	(556)	(247)
TOTAL EQUITY	544,050	588,066

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,216,246	$ 1,274,555

Current Ratio	1.29	2.10

Total Debt as a Percent of Capitalization	47%	45%

Book Value Per Common Share	$ 4.65	$ 5.05

PARKER DRILLING COMPANY
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Dollars in Thousands)		(Dollars in Thousands)

REVENUES:	$ 181,067	$ 173,316	$ 686,646	$ 659,475

EXPENSES:
Operating Expenses	107,044	119,090	418,144	471,278
Depreciation and Amortization	29,624	28,526	112,136	115,030

TOTAL OPERATING GROSS MARGIN	44,399	25,700	156,366	73,167

General and Administrative Expense	(7,930)	(6,695)	(31,314)	(30,728)
Impairment and other charges	(170,000)	-	(170,000)	-
Provision for Reduction in Carrying Value of Certain Assets	(1,350)	(1,952)	(1,350)	(1,952)
Gain on Disposition of Assets, Net	1,666	1,060	3,659	4,620

TOTAL OPERATING INCOME	(133,215)	18,113	(42,639)	45,107

OTHER INCOME AND (EXPENSE):
Interest Expense	(5,386)	(6,296)	(22,594)	(26,805)
Interest Income	47	59	256	257
Loss on extinguishment of debt	-	-	-	(7,209)
Change in fair of derivative positions	76	-	(110)	-
Other Income (Expense)	197	41	(325)	155
TOTAL OTHER INCOME AND (EXPENSE)	(5,066)	(6,196)	(22,773)	(33,602)

INCOME (LOSS) BEFORE INCOME TAXES	(138,281)	11,917	(65,412)	11,505

INCOME TAX EXPENSE (BENEFIT)
Current	20,000	21,985	33,608	27,521
Deferred	(68,112)	3,377	(48,375)	(1,308)
TOTAL INCOME TAX EXPENSE (BENEFIT)	(48,112)	25,362	(14,767)	26,213

NET LOSS	(90,169)	(13,445)	(50,645)	(14,708)
Less: net income (loss) attributable to noncontrolling interest	8	(36)	(194)	(247)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$ (90,177)	$ (13,409)	$ (50,451)	$ (14,461)

EARNINGS PER SHARE - BASIC
Net Loss	$ (0.77)	$ (0.12)	$ (0.43)	$ (0.13)

EARNINGS PER SHARE - DILUTED
Net Loss	$ (0.77)	$ (0.12)	$ (0.43)	$ (0.13)

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	116,620,561	114,671,545	116,081,590	114,258,965
Diluted	116,620,561	114,671,545	116,081,590	114,258,965

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)

	Year Ended December 31,
	2011	2010	2009

Revenues	$ 686,646	$ 659,475	$ 752,910
Expenses:
Operating expenses	418,144	471,278	555,390
Depreciation and amortization	112,136	115,030	113,975
	530,280	586,308	669,365
Total operating gross margin	156,366	73,167	83,545
General and administration expense	(31,314)	(30,728)	(45,483)
Impairments and other charges	(170,000)	-	-
Provision for reduction in carrying value of certain assets	(1,350)	(1,952)	(4,646)
Gain on disposition of assets, net	3,659	4,620	5,906
Total operating income	(42,639)	45,107	39,322
Other income and (expense):
Interest expense	(22,594)	(26,805)	(29,450)
Interest income	256	257	1,041
Loss on extinguishment of debt	-	(7,209)	-
Change in fair value of derivative positions	(110)	-	-
Other	(325)	155	(1,086)
Total other expense	(22,773)	(33,602)	(29,495)
Income (loss) before income taxes	(65,412)	11,505	9,827
Income tax expense (benefit):
Current tax expense	33,608	27,521	15,424
Deferred tax benefit	(48,375)	(1,308)	(14,864)
Total income tax expense (benefit)	(14,767)	26,213	560
Net income (loss)	(50,645)	(14,708)	9,267
Less: Net (loss) attributable to noncontrolling interest	(194)	(247)	-
Net income (loss) attributable to controlling interest	$ (50,451)	$ (14,461)	$ 9,267
Basic earnings per share:	$ (0.43)	$ (0.13)	$ 0.08
Diluted earnings per share:	$ (0.43)	$ (0.13)	$ 0.08
Number of common shares used in computing
earnings per share:
Basic	116,081,590	114,258,965	113,000,555
Diluted	116,081,590	114,258,965	114,925,446

PARKER DRILLING COMPANY
Selected Financial Data
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2011	2010	2011	2011	2010	2009
	(Dollars in Thousands)			(Dollars in Thousands)
REVENUES:
Rental Tools	$ 63,871	$ 49,310	$ 62,388	$ 237,068	$ 172,598	$ 115,057
U.S. Barge Drilling	22,888	19,191	28,895	93,763	64,543	49,628
U.S. Drilling	-	-	-	-	-	-
International Drilling	89,229	73,149	79,592	318,482	294,821	379,344
Technical Services	5,079	9,271	5,714	27,695	36,423	23,438
Construction Contract	-	22,395	-	9,638	91,090	185,443
Total Revenues	181,067	173,316	176,589	686,646	659,475	752,910

OPERATING EXPENSES:
Rental Tools	19,952	16,559	18,682	74,491	60,036	52,740
U.S. Barge Drilling	16,503	13,533	17,534	65,143	53,334	48,051
U.S. Drilling	665	42	600	1,692	217	-
International Drilling	65,664	58,099	57,672	245,591	235,432	258,226
Technical Services	4,260	9,331	4,554	22,360	31,371	19,062
Construction Contract	-	21,526	-	8,867	90,888	177,311
Total Operating Expenses	107,044	119,090	99,042	418,144	471,278	555,390

OPERATING GROSS MARGIN:
Rental Tools	43,919	32,751	43,706	162,577	112,562	62,317
U.S. Barge Drilling	6,385	5,658	11,361	28,620	11,209	1,577
U.S. Drilling	(665)	(42)	(600)	(1,692)	(217)	-
International Drilling	23,565	15,050	21,920	72,891	59,389	121,118
Technical Services	819	(60)	1,160	5,335	5,052	4,376
Construction Contract	-	869	-	771	202	8,132
Depreciation and Amortization	(29,624)	(28,526)	(27,581)	(112,136)	(115,030)	(113,975)
Total Operating Gross Margin	44,399	25,700	49,966	156,366	73,167	83,545

General and Administrative Expense	(7,930)	(6,695)	(8,630)	(31,314)	(30,728)	(45,483)
Impairment and other charges	(170,000)	-	-	(170,000)	-	-
Provision for Reduction in Carrying Value of Certain Assets	(1,350)	(1,952)	-	(1,350)	(1,952)	(4,646)
Gain on Disposition of Assets, Net	1,666	1,060	623	3,659	4,620	5,906

TOTAL OPERATING INCOME	$ (133,215)	$ 18,113	$ 41,959	$ (42,639)	$ 45,107	$ 39,322

Marketable Rig Count Summary
As of December 31, 2011

Total

U.S. Barge and Land Rigs
Gulf of Mexico Barge rigs	13
Land rigs	1
Total U.S. Barge and Land Rigs	14

International Barge and Land Rigs
Eastern Hemisphere*	16
Latin America	10
Total International Land and Barge Rigs	26

Total Marketable Rigs	40
*Three rigs were removed from marketable rig count as of December 31, 2010 and classified as held for sale. The three rigs remain classified as assets held for sale as of December 31, 2011.

PARKER DRILLING COMPANY
Reconciliation of Non-Routine Items *
(Unaudited)
(Dollars in Thousands, except Per Share)

	Three Months Ending	Year Ended
	December 31, 2011	December 31, 2011

Net (loss) attributable to controlling interest	$ (90,177)	$ (50,451)
Earnings per diluted share	$ (0.77)	$ (0.43)

Adjustments:
Impairment and other charges	170,000	170,000
Provision for the reduction in carrying value	1,350	1,350
U.S. regulatory investigations / legal matters	567	5,220
Total adjustments	$ 171,917	$ 176,570
Tax effect of non-routine adjustments	(61,546)	(63,175)
Net non-routine adjustments	$ 110,371	$ 113,395

Adjusted net income attributable to controlling interest	$ 20,194	$ 62,944
Adjusted earnings per diluted share	$ 0.17	$ 0.54

	Three Months Ending	Year Ended
	December 31, 2010	December 31, 2010
Net (loss) attributable to controlling interest	$ (13,409)	$ (14,461)
Earnings per diluted share	$ (0.12)	$ (0.13)

Adjustments:
Extinguishment of debt	-	7,209
Provision for the reduction in carrying value	1,952	1,952
U.S. regulatory investigations / legal matters**	460	5,895
Total adjustments	$ 2,412	$ 15,056
Tax effect of non-routine adjustments	(844)	(5,270)
Kazakhstan tax audit assessment	13,304	13,304
Net non-routine adjustments	$ 14,872	$ 23,090

Adjusted net income attributable to controlling interest	$ 1,463	$ 8,629
Adjusted earnings per diluted share	$ 0.01	$ 0.08

*

Adjusted net income, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

**	Amended to include comparable expenses in all periods.

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)

	Three Months Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Net Income (Loss) Attributable to Controlling Interest	$ (90,177)	$ 20,725	$ 14,173	$ 4,827	$ (13,409)	$ 492	$ 507	$ (2,051)	$ (4,324)
Adjustments:
Income Tax (Benefit) Expense	(48,112)	15,042	13,464	4,839	25,362	786	1,624	(1,559)	1,890
Total Other Income and Expense	5,066	6,268	5,636	5,803	6,196	6,277	11,182	9,736	7,362
Loss/(Gain) on Disposition of Assets, Net	(1,666)	(623)	(366)	(1,004)	(1,060)	(1,176)	(1,712)	(672)	(3,899)
Depreciation and Amortization	29,624	27,581	27,332	27,599	28,526	28,904	29,012	28,588	28,593
Impairment and other charges	170,000	-	-	-	-	-
Provision for Reduction in Carrying Value of Certain Assets	1,350	-	-	-	1,952	-	-	-	1,889

Adjusted EBITDA	$ 66,085	$ 68,993	$ 60,239	$ 42,064	$ 47,567	$ 35,283	$ 40,613	$ 34,042	$ 31,511

Adjustments:
Non-routine Items	567	1,517	2,451	685	460	930	694	3,811	2,998

Adjusted EBITDA after Non-routine Items	$ 66,652	$ 70,510	$ 62,690	$ 42,749	$ 48,027	$ 36,213	$ 41,307	$ 37,853	$ 34,509

CONTACT: Investor Relations, Richard Bajenski, Director, Investor Relations, +1-281-406-2030, or Public Relations, Stephanie Dixon, Manager, Corporate Communications, +1-281-406-2212, both of Parker Drilling